Sportswear Company:M CFO Commentary and Financial Review Second Quarter 2022 July 27, 2022 Exhibit 99.2

DTC DTC.com DTC B&M y/y U.S. LAAP EMEA SG&A EPS bps direct-to-consumer DTC e-commerce DTC brick & mortar year-over-year United States Latin America and Asia Pacific Europe, Middle East and Africa selling, general & administrative earnings per share basis points “+” or “up” “-” or “down” LSD% MSD% HSD% LDD% low-20% mid-30% high-40% increased decreased low-single-digit percent mid-single-digit percent high-single-digit percent low-double-digit percent low-twenties percent mid-thirties percent high-forties percent “$##M” “$##B” c.c. M&A FX ~ H1 Q1 in millions of U.S. dollars in billions of U.S. dollars constant-currency mergers & acquisitions foreign exchange approximately first half first quarter

• • • •

• • • (dollars in millions, except per share amounts) Q2'22 Q2'21 Change Net Sales $578.1 $566.4 +2% Gross Margin % 49.2% 51.6% -240 bps SG&A % 48.7% 46.2% +250 bps Operating Income $8.8 $35.0 -75% Operating Margin % 1.5% 6.2% -470 bps Net Income $7.2 $40.7 -82% EPS $0.11 $0.61 -82%

• • • • • • •

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Exhibit 99.2

Columbia Sportswear Company™

CFO Commentary and Financial Review

Second Quarter 2022

July 27, 2022



FORWARD-LOOKING STATEMENTS

This presentation does not constitute an offer or invitation for the sale or purchase of securities and has been prepared solely for informational purposes.

This presentation contains forward-looking statements within the meaning of the federal securities laws regarding Columbia Sportswear Company's business opportunities and anticipated results of operations. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "might," "will," "would," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "contemplate," "believe," "estimate," "predict," "likely," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Unless the context indicates otherwise, the terms "we," "us," "our," "the Company," and "Columbia" refer to Columbia Sportswear Company, together with its wholly owned subsidiaries and entities in which it maintains a controlling financial interest.

The Company's expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis; however, each forward-looking statement involves a number of risks and uncertainties, including those set forth in this document, those described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors," and those that have been or may be described in other reports filed by the Company, including reports on Form 8-K. Potential risks and uncertainties include those relating to the impact of the COVID-19 pandemic on our operations; economic conditions, including inflationary pressures; supply chain disruptions, constraints and expenses; labor shortages; changes in consumer behavior and confidence; as well as geopolitical tensions. The Company cautions that forward-looking statements are inherently less reliable than historical information.

New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this presentation. Nothing in this presentation should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake any duty to update any of the forward-looking statements after the date of this document to conform the forward-looking statements to actual results or to changes in our expectations.

REFERENCES TO NON-GAAP FINANCIAL INFORMATION

Since Columbia Sportswear Company is a global company, the comparability of its operating results reported in U.S. dollars is affected by foreign currency exchange rate fluctuations because the underlying currencies in which it transacts change in value over time compared to the U.S. dollar. To supplement financial information reported in accordance with GAAP, the Company discloses constant-currency net sales information, which is a non-GAAP financial measure, to provide a framework to assess how the business performed excluding the effects of changes in the exchange rates used to translate net sales generated in foreign currencies into U.S. dollars. The Company calculates constant-currency net sales by translating net sales in foreign currencies for the current period into U.S. dollars at the average exchange rates that were in effect during the comparable period of the prior year. Management believes that this non-GAAP financial measure reflects an additional and useful way of viewing an aspect of our operations that, when viewed in conjunction with our GAAP results, provides a more comprehensive understanding of our business and operations.

Free cash flow is a non-GAAP financial measure. Free cash flow is calculated by reducing net cash flow provided by operating activities by capital expenditures. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders and acquisitions after making the capital investments required to support ongoing business operations and long-term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures. Management uses free cash flow as a measure to assess both business performance and overall liquidity.

Non-GAAP financial measures, including constant-currency net sales and free cash flow, should be viewed in addition to, and not in lieu of or superior to, our financial measures calculated in accordance with GAAP. The Company provides a reconciliation of non-GAAP measures to the most directly comparable financial measure calculated in accordance with GAAP in the back of this presentation in the "Appendix". The non-GAAP financial measures and constant-currency information presented may not be comparable to similarly titled measures reported by other companies.

GLOSSARY OF PRESENTATION TERMINOLOGY

DTC	direct-to-consumer	"+" or "up"	increased	"$##M"	in millions of U.S. dollars
DTC.com	DTC e-commerce	"-" or "down"	decreased	"$##B"	in billions of U.S. dollars
DTC B&M	DTC brick & mortar	LSD%	low-single-digit percent	c.c.	constant-currency
y/y	year-over-year	MSD%	mid-single-digit percent	M&A	mergers & acquisitions
U.S.	United States	HSD%	high-single-digit percent	FX	foreign exchange
LAAP	Latin America and Asia Pacific	LDD%	low-double-digit percent	~	approximately
EMEA	Europe, Middle East and Africa	low-20%	low-twenties percent	H1	first half
SG&A	selling, general & administrative	mid-30%	mid-thirties percent	Q1	first quarter
EPS	earnings per share	high-40%	high-forties percent		
bps	basis points				








300

WE CONNECT ACTIVE PEOPLE WITH THEIR PASSIONS

Columbia

SOREL

MOUNTAIN HARDWEAR

prAna









STRATEGIC PRIORITIES

We are committed to driving sustainable and profitable long-term growth and investing in our strategic priorities to:

DRIVE BRAND AWARENESS AND SALES GROWTH THROUGH INCREASED, FOCUSED **DEMAND CREATION** INVESTMENTS

ENHANCE **CONSUMER EXPERIENCE** AND **DIGITAL CAPABILITIES** IN ALL OF OUR CHANNELS AND GEOGRAPHIES

EXPAND AND IMPROVE **GLOBAL DTC** OPERATIONS WITH SUPPORTING PROCESSES AND SYSTEMS

INVEST IN OUR **PEOPLE** AND OPTIMIZE OUR ORGANIZATION ACROSS OUR PORTFOLIO OF BRANDS

CAPITAL ALLOCATION PRIORITIES

Our goal is to maintain our strong balance sheet and disciplined approach to capital allocation.

Dependent upon market conditions and our strategic priorities, our capital allocation approach includes:

INVEST IN ORGANIC GROWTH OPPORTUNITIES

TO DRIVE LONG-TERM PROFITABLE GROWTH

RETURN AT LEAST 40% OF FREE CASH FLOW TO SHAREHOLDERS

THROUGH DIVIDENDS AND SHARE REPURCHASES

OPPORTUNISTIC M&A



Q2’22 KEY HIGHLIGHTS

Q2’22 FINANCIAL RESULTS COMPARED TO Q2’21

Net Sales	Gross Margin	Operating Margin	Diluted EPS
$578M	49.2%	1.5%	$0.11
+2%	-240 bps	-470 bps	-82%

Q2’22 Highlights:

- Y/Y net sales growth was tempered by the curtailment of shipments to our Russia-based distributor and strict restrictions in China related to its zero-COVID policy. Net sales were below our outlook due to a shortfall in the U.S. and China.
- Net sales growth was led by the SOREL brand, which increased 24%.
- Roughly in-line gross margin and lower-than-expected SG&A expenses resulted in better-than-forecast earnings.
- The Company repurchased $69.6M of common stock in Q2’22 and $286.9M of common stock in the first six months of 2022.

Please note that Q2 is our lowest volume sales quarter and small variances can result in large year-over-year changes in profitability that may not be indicative of underlying business trends.

Q2'22 ACTUAL VS LAST YEAR

(dollars in millions, except per share amounts)

	Q2'22	Q2'21	Change
Net Sales	$578.1	$566.4	+2%
Gross Margin %	49.2%	51.6%	-240 bps
SG&A %	48.7%	46.2%	+250 bps
Operating Income	$8.8	$35.0	-75%
Operating Margin %	1.5%	6.2%	-470 bps
Net Income	$7.2	$40.7	-82%
EPS	$0.11	$0.61	-82%

Commentary on factors impacting Q2'22 financial results:

- The increase in net sales primarily reflects growth across U.S., Canada, Europe-direct, Japan and Korea, partially offset by substantially lower Russia-based distributor and China net sales.
- Gross margin contraction was primarily driven by higher inbound freight costs and lower wholesale margins, partially offset by favorable channel and regional sales mix.
- SG&A deleverage driven by low second quarter sales growth relative to expected full year sales growth and planned full year SG&A expense levels.

Q2'22 NET SALES OVERVIEW

Q2'22 NET SALES AND GROWTH VS. Q2'21

CATEGORY PERFORMANCE

APPAREL, ACCESSORIES & Equipment:

↑ **+3%** (+5% c.c.)
$468M

FOOTWEAR:

↓ **-3%** (0% c.c.)
$110M

- Columbia brand footwear was down due to lower China and Russia-based distributor net sales, as well as supply chain constraints, partially offset by robust SOREL growth.

BRAND PERFORMANCE

Columbia
↑ **0%** (+3% c.c.)
$486M

SOREL
↑ **+24%** (+26% c.c.)
$29M

prAna
↑ **+3%** (+3% c.c.)
$40M

MOUNTAIN HARDWEAR
↑ **+18%** (+19% c.c.)
$23M

- SOREL growth fueled by summer and year-round categories including sneakers, wedges and sandals.
- Mountain Hardwear growth due to higher Spring '22 wholesale shipments.
- Columbia performance reflects growth in most markets offset by lower Russia-based distributor and China net sales.

CHANNEL PERFORMANCE

WHOLESALE:

↓ **-1%** (+1% c.c.)
$300M

DTC:

↑ **+5%** (+8% c.c.)
$278M

- Global wholesale decreased due to lower Russia-based distributor and China net sales.
- DTC B&M +11%, DTC.com -5%.
- DTC.com was down due to lower prAna and China sales.

Q2'22 REGIONAL NET SALES PERFORMANCE

Q2'22 NET SALES AND GROWTH VS. Q2'21


CANADA
+69% (+74% c.c.)
$35M
U.S.
+9% (+9% c.c.)
$412M
EMEA
-35% (-30% c.c.)
$58M
LAAP
-7% (+2% c.c.)
$73M

Percentage change details and primary drivers

U.S.

- **Wholesale: up low-teens%**, shipping of higher Spring '22 orders, partially offset by supply chain disruptions
- **DTC: up low-single-digits%**, DTC B&M +MSD%, DTC.com -LSD%
- The Company had 147 stores (132 outlet; 15 branded) exiting Q2'22 vs. 136 (127 outlet; 9 branded) exiting Q2'21

LAAP

- **China: down high-40%** (down high-40% c.c.), due to impact of restrictions related to China's zero-COVID policy
- **Korea: up MSD%** (up high-teens% c.c.), on strong consumer demand driving increased DTC sales
- **LAAP distributor: up LDD%**, on shipment of higher Fall '22 orders
- **Japan: up high-teens%** (up mid-30% c.c.), driven by strong consumer demand and the anniversary of prior year state of emergency

EMEA

- **Europe-direct: up high-teens%** (up low-30% c.c.), driven by strong wholesale and DTC performance
- **EMEA distributor: down low-70%**, driven by the curtailment of Russia-based distributor Fall '22 shipments

Canada

- **+69%** (+74% c.c.), driven by strong wholesale and DTC performance, as we anniversary prior year pandemic-related disruptions

Q2'22 GROSS MARGIN BRIDGE

Q2'22 gross margin contracted –240 bps y/y to 49.2%


51.6%
49.2%
Q2'21
Channel Profitability
Channel & Region Mix
FX
Other
Q2'22

Gross Margin contraction primarily reflects:

Headwinds

- **Other:** elevated inbound freight costs
- **Channel Profitability:** lower wholesale margins driven by input cost pressure and increased customer accommodations, partially offset by price increases and a higher proportion of full price vs. off price sales

Tailwinds

- **Channel & Region Mix:** lower mix of EMEA distributor sales, which typically carry a lower margin
- **Channel Profitability:** higher DTC product margins driven by lower promotional activity and price increases, partially offset by input cost pressure
- **FX:** favorable effects from foreign currency hedge rates

Q2'22 SG&A BRIDGE



SG&A increased 7% to $281.3M
$261.8 M
$281.3 M
Q2'21
Personnel
Demand Creation
Other
Bonus
Q2'22

Q2'22 SG&A expenses were 48.7% of net sales compared to 46.2% in Q2'21

The y/y increase in SG&A expenses includes broad-based SG&A growth across multiple categories to support sales growth, as well as technology and supply chain capabilities, including:

SG&A Expense Increases

- **Personnel:** Increased headcount to support business growth; merit and other wage rate increases
- **Demand Creation:** higher spending with sales growth and incremental strategic investment

Partially offset by:

SG&A Expense Reductions

- **Incentive Comp:** year-over-year changes in accrued incentive compensation

BALANCE SHEET OVERVIEW

Balance Sheet as of June 30, 2022

Cash, Cash Equivalents and Short-term Investments

$414M

Cash, cash equivalents and short-term investments totaled $414.2M, compared to $820.9M as of June 30, 2021.

Inventory

+42%

Inventories +42% y/y to $962.9M. Inventory growth reflects increased inventory purchases in anticipation of sales growth for our Spring and Fall 2022 merchandise, lower than normal inventory levels at the same time last year, and lower than initially expected year-to-date net sales due to a combination of factors including lower EMEA distributor shipments, the impact of zero-COVID restrictions in China and softer than expected net sales in the U.S.

Exiting the quarter, finished goods inventories in our distribution centers increased 36%, while in-transit inventory increased 46%. With anticipated higher inventory levels, we are adjusting future inventory purchases and planning to more heavily utilize our outlet stores to sell excess merchandise.



CASH FLOW OVERVIEW

Cash Flow for the Six Months Ended June 30, 2022

Net Cash used in Operations

-$113M

Net cash used in operating activities was $112.7M, compared to net cash provided by operating activities of $117.2M for the same period in 2021. The decrease is largely attributable to increased inventory.

Capital Expenditures

$29M

Capital expenditures totaled $29.0M compared to $12.4M for the same period in 2021.

Share Repurchases

$287M

The Company repurchased 3,235,327 shares of common stock for an aggregate of $286.9M, for an average price per share of $88.69. From a cash flow perspective, shares repurchased generally settle subsequent to the trade date.

Dividend

$0.30

The Board of Directors approved a regular quarterly cash dividend of $0.30 per share, payable on August 31, 2022, to shareholders of record on August 17, 2022.



2022 FINANCIAL OUTLOOK
FORWARD LOOKING STATEMENTS & OVERVIEW

Forward Looking Statements

The Company's 2022 Financial Outlook and the underlying assumptions are forward-looking in nature, and the forward-looking statements reflect our expectations as of July 27, 2022 and are subject to significant risks and business uncertainties, including those factors described under "Forward-Looking Statements" above. These risks and uncertainties limit our ability to accurately forecast results. This outlook reflects our estimates as of July 27, 2022 regarding the impact of the COVID-19 pandemic on our operations; economic conditions, including inflationary pressures; supply chain disruptions, constraints and expenses; labor shortages; changes in consumer behavior and confidence; as well as geopolitical tensions. This outlook and commentary assume recent deterioration in market conditions and the economic environment, particularly in the U.S., which continues to exert pressure, unfavorably impacting the retail industry and our business. Projections are predicated on normal seasonal weather globally.

Financial Outlook Revisions Overview

Based on the current environment and growing economic uncertainty, we believe it is prudent to take a more conservative approach to our financial outlook for the balance of the year. Supply chain challenges remain elevated and are anticipated to continue through the rest of the year. In the U.S., growing fears of a recession are changing consumer and retailer sentiment. Our updated outlook contemplates higher order cancellation risk and more conservative DTC assumptions, as well as a more promotional environment as the marketplace seeks to rationalize inventory levels. We have also taken a more conservative outlook in China for the balance of the year as zero-COVID restrictions are impacting consumer demand. Additionally, since our last financial outlook, the U.S. dollar has strengthened relative to major foreign currencies. The current outlook includes foreign currency translation and hedging impacts, resulting in a 300 bps net sales growth headwind and $0.15 to $0.20 negative earnings impact compared to our last financial outlook.

2022 FINANCIAL OUTLOOK

	2022 Financial Outlook	Outlook compared to 2021
Net sales	**$3.44B to $3.50B** (prior $3.63B to $3.69B)	**+10% to +12%** (prior 16% to +18%)
Gross margin	**49.5% to 49.8%** (prior ~50.3%)	**210 bps to 180 bps contraction** (prior ~130 bps contraction)
SG&A percent of net sales	**37.6% to 38.0%** (prior 37.3% to 37.7%)	**20 bps leverage to 20 bps deleverage** (prior 10 bps to 50 bps leverage)
Operating margin	**12.1% to 12.8%** (prior 13.2% to 13.6%)	**230 bps to 160 bps deleverage** (prior 120 bps to 80 bps deleverage)
Operating income	**$415M to $449M** (prior $477M to $502M)	**-8% to flat** (prior +6% to +11%)
Effective income tax rate	**24.0% to 24.5%** (unchanged)	**2021 effective tax rate of 21.6%**
Net income	**$315M to $340M** (prior $363M to $382M)	**-11% to -4%** (prior +2% to +8%)
Diluted EPS	**$5.00 to $5.40** (prior $5.70 to $6.00)	**-6% to +1%** (prior +7% to +13%)

2022 FINANCIAL OUTLOOK ASSUMPTIONS

Net sales

Anticipated net sales growth primarily reflects:

- Inbound shipping times, port congestion and other logistics delays have elongated in-transit times resulting in delayed receipt and delivery of products. Our 2022 financial outlook incorporates our current view of the supply chain disruptions which could materially change as conditions evolve.
- All brands are anticipated to grow in 2022, with SOREL anticipated to have the highest growth rate.
- All four geographic segments are anticipated to grow in 2022.
  - Canada, U.S. and our Europe-direct business are expected to drive the vast majority of full year 2022 net sales growth.
  - LAAP region net sales growth is expected to be slower than consolidated net sales growth due to ongoing pandemic related challenges including impacts related to China's zero-Covid policy, as well as unfavorable foreign currency translation effects.
  - Within our EMEA region, EMEA distributor net sales include shipments to our Russia-based distributor as we fulfill some orders written prior to the invasion. Our previous outlook removed all open orders and future sales to our Russia-based distributor from the financial outlook.
- From a product category perspective, footwear is anticipated to grow high-teens% and apparel, accessories & other is anticipated to grow low-double-digit%.
- From a channel perspective, wholesale is anticipated to grow high-teens% and DTC is anticipated to grow high-single-digit%.
  - DTC.com penetration as a percent of total net sales is expected to be in line with 2021.
  - DTC B&M sales growth includes contribution from approximately 15 new stores in North America planned for 2022.
- The net sales outlook includes the benefit of price increases for the Spring and Fall 2022 product lines.

Gross margin

Gross margin for our Spring and Fall 2022 product lines is expected to be unfavorably impacted by product cost inflationary pressures including raw material input and manufacturing labor costs. To offset these cost pressures, we implemented mid-single-digit percent price increases for our Spring 2022 product line and high-single-digit to low-double-digit percent price increases for our Fall 2022 product line. The effect of these price increases is expected to neutralize the impact of inflationary product cost pressures.

Anticipated gross margin contraction primarily reflects:

- elevated inbound freight costs associated with industrywide logistics capacity constraints;
- decreased wholesale product margins, primarily driven by increased cost pressure and higher customer accommodations, as well as a higher proportion of off-price sales
- decreased DTC product margins, primarily driven by the expected return to a more normalized promotional environment compared to exceptionally low promotions in 2021; and
- Unfavorable regional and channel mix shifts; partially offset by:
- Favorable impacts of foreign currency hedge rates.

SG&A % of net sales

Anticipated SG&A expense growth includes:

- higher personnel expenses reflecting incremental headcount as well as wage increases;
- increased expenses to support global DTC sales growth including new stores, wage increases and other related operations;
- higher demand creation expense; and
- higher travel and other expenses; partially offset by
- lower incentive compensation expense.

The increase in SG&A contemplated in our outlook includes greater than $20M of investments to drive long-term profitable growth. Areas of investment include digital capability enhancements to drive our brand-led consumer-focused strategies as well as demand creation.

Demand creation as a percent of net sales is anticipated to be 6.0 percent in 2022, compared to 5.9 percent in 2021.

2022 ASSUMPTIONS AND SECOND HALF COMMENTARY

Effective tax rate and share count	• The full year effective tax rate in our 2022 financial outlook is 24.0%-24.5%. The 2022 effective tax rate is anticipated to be higher than the effective tax rate from 2019-2021 as the prior years included separate discrete tax items which lowered the effective tax rate in each year. We do not anticipate any significant discrete tax items in 2022. • The effective income tax rate may be affected by unanticipated impacts from changes in international, federal or state tax policies, changes in the Company's geographic mix of pre-tax income, other discrete events, as well as differences from our estimate of the tax benefits associated with employee equity awards and our estimate of the tax impact of various tax initiatives. • The $5.00 to $5.40 diluted earnings per share range is based on estimated weighted average diluted shares outstanding of 63.0 million.
Foreign currency	• Foreign currency translation is expected to reduce net sales growth by approximately 300 bps. • Foreign currency is expected to have a $0.15 to $0.20 negative impact on earnings due to unfavorable foreign currency translation impacts, anticipated to be partially offset by favorable foreign currency transactional effects from hedging of production.
Operating cash flow and capital expenditures	• Operating cash flow is anticipated to be approximately $150M. Operating cash flow is anticipated to be below prior year levels due to working capital growth to support net sales growth. • Capital expenditures are planned to be between $80M to $100M.
Second half and third quarter commentary	H2'22 • The Company expects 9% to 12% y/y net sales growth in H2'22. • H2'22 gross margin is anticipated to contract approximately 220 bps to 170 bps y/y, compared to H2'21. • H2'22 SG&A expenses are expected to grow approximately in line with net sales growth, resulting in flat to modest SG&A leverage. • H2'22 diluted EPS is expected to be $3.85 to $4.25 compared to H2'21 diluted EPS of $3.91. Q3'22 • Based on current forecasted product delivery dates, the Company anticipates Q3'22 y/y net sales growth of approximately 20%. • Please note that the timing of Fall 2022 inventory receipts and wholesale shipments can have a significant impact on quarterly financial performance. • Q3'22 diluted EPS is expected to grow approximately 10% compared to Q3'21 diluted EPS of $1.52.


APPENDIX

SECOND QUARTER 2022 CONSTANT-CURRENCY RECONCILIATION

COLUMBIA SPORTSWEAR COMPANY
Reconciliation of GAAP to Non-GAAP Financial Measures
Net Sales Growth - Constant-currency Basis
(Unaudited)

	Three Months Ended June 30,					
(In millions, except percentage changes)	Reported Net Sales 2022	Adjust for Foreign Currency Translation	Constant-currency Net Sales 2022[1]	Reported Net Sales 2021	Reported Net Sales % Change	Constant-currency Net Sales % Change[1]
Geographical Net Sales:						
United States	$ 412.5	$ —	$ 412.5	$ 379.1	9%	9%
Latin America and Asia Pacific	72.8	7.1	79.9	78.0	(7)%	2%
Europe, Middle East and Africa	57.6	4.1	61.7	88.5	(35)%	(30)%
Canada	35.2	0.9	36.1	20.8	69%	74%
Total	$ 578.1	$ 12.1	$ 590.2	$ 566.4	2%	4%
Brand Net Sales:						
Columbia	$ 485.9	$ 11.6	$ 497.5	$ 484.3	—%	3%
SOREL	28.7	0.3	29.0	23.1	24%	26%
prAna	40.7	—	40.7	39.7	3%	3%
Mountain Hardwear	22.8	0.2	23.0	19.3	18%	19%
Total	$ 578.1	$ 12.1	$ 590.2	$ 566.4	2%	4%
Product Category Net Sales:						
Apparel, Accessories and Equipment	$ 468.4	$ 8.3	$ 476.7	$ 453.1	3%	5%
Footwear	109.7	3.8	113.5	113.3	(3)%	—%
Total	$ 578.1	$ 12.1	$ 590.2	$ 566.4	2%	4%
Channel Net Sales:						
Wholesale	$ 299.9	$ 5.6	$ 305.5	$ 302.3	(1)%	1%
DTC	278.2	6.5	284.7	264.1	5%	8%
Total	$ 578.1	$ 12.1	$ 590.2	$ 566.4	2%	4%

[1] Constant-currency net sales information is a non-GAAP financial measure that excludes the effect of changes in foreign currency exchange rates against the United States dollar between comparable reporting periods. The Company calculates constant-currency net sales by translating net sales in foreign currencies for the current period into United States dollars at the average exchange rates that were in effect during the comparable period of the prior year.

FIRST HALF FREE CASH FLOW RECONCILIATION

COLUMBIA SPORTSWEAR COMPANY
Reconciliation of GAAP to Non-GAAP Financial Measures
Net cash used in operating activities to free cash flow
(Unaudited)

(In millions)	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Net cash provided by (used in) operating activities	$ (112.7)	$ 117.2
Capital expenditures	(29.0)	(12.4)
Free cash flow	$ (141.7)	$ 104.8